SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report: January 12, 2007

KLONDIKE STAR MINERAL CORPORATION

(Exact Name of Registrant as Specified in its Charter)
Delaware	000-30965	91-1980708
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Box 20116, 1031 - Ten Mile Road, Whitehorse, Yukon Y1A 7A2 Canada

(Address of principal executive offices)

Registrant's telephone number, including area code: (800) 579-7580

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Section 3 - Securities and Trading Markets

Item 3.03 Material Modification to Rights of Security Holders

The Company is authorized to issue 20,000,000 shares of $0.0001 par value preferred stock. At November 30, 2006, and as at February 28, 2006, February 28, 2005 and February 29, 2004, the Company reported 2,000,000 shares of preferred convertible stock issued and outstanding. Each of these preferred shares was convertible to 10 common shares of common stock, non-cumulative and non-dividend bearing. The Company's board of directors will determine the specific features of each additional issuance of preferred shares and has the power to reclassify the authorized and issued capital stock, by subdividing or combining the outstanding shares of any class or series of a class of shares into a greater or lesser number of outstanding shares.

The Board of Directors of the Company has replaced the existing 2,000,000 preferred shares with the execution of a Certificate of Designation altering the rights of shareholders of Series A Convertible Preferred Stock, and creating a new Series B Preferred Stock. The rights of each class are briefly described as follows:

Series A Convertible Preferred

Each preferred share is convertible to 1 share of common stock and 1 share of Series B Preferred, non-cumulative and non-dividend bearing, in the event the Company receives a tender offer as defined pursuant to Regulation 14D of the Securities Exchange Act of 1934. Holders of Series A Preferred Stock shall not be entitled to receive dividends except with respect to the Common Stock received by way of conversion. Upon liquidation, dissolution or winding up, holders of Series A Preferred Stock will be entitled to be paid out of the assets of Corporation after distribution to the holders of Common Stock. Series A Convertible Stock holders are not entitled to vote.

Series B Preferred Stock

Holders of Series B Preferred Stock shall be entitled to a number of votes equal to four (4) shares of Common Stock for each share of Series B Preferred Stock held as of the record date for the determination of stockholders entitled to vote. Shares of Series B Preferred Stock shall not be convertible into any other class or series of stock, and shall have not other rights, including, inter alia, any rights to dividends or rights of liquidation, dissolution or winding up. As of the date of this report, no Series B Preferred Stock have been issued.

For additional details on the rights of each class of Preferred Stock, please see the Certificate of Designation attached hereto as Exhibit 4.1. Holders of Series A Preferred Stock consented to this change in shareholder rights on January 12, 2007. See Acceptance of Preferred Stock Agreement attached as Exhibit 4.2.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

A. Financial Statements

None

B. Exhibits

Exhibit 4.1 Certificate of Designation

Exhibit 4.2 Acceptance of Preferred Stock Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KLONDIKE STAR MINERAL CORPORATION

February 23, 2007

____________________________                 _______________________________

Date                                                                         Hans Boge, President